Exhibit 11

                              TAUBMAN CENTERS, INC.
                        Computation of Earnings Per Share

                        (in thousands, except share data)




                                   Three Months Ended       Three Months Ended
                                     March 31, 1995           March 31, 1996
                                     --------------           --------------



   Primary
   -------

   Net income as reported               $4,452                       $5,244

   Effect of partnership units
     issuable under The Taubman
     Realty Group Limited
     Partnership's 1992 Incentive
     Option Plan                             0                            0
                                        ------                        -----
   Net income for purposes of
     calculating primary
     earnings per share                 $4,452                        $5,244
                                        ======                        ======

   Average number of shares
     outstanding                    44,464,074                    44,111,232
                                    ==========                    ==========

   Primary earnings per share             $.10                         $.12
                                          ====                         ====

   Fully diluted
   -------------

   Net income as reported               $4,452                        $5,244

   Effect of partnership units
     issuable under The Taubman
     Realty Group Limited
     Partnership's 1992 Incentive
     Option Plan                             0                           (1)
                                        ------                        ------
   Net income for purposes of
     calculating fully diluted
     earnings per share                 $4,452                        $5,243
                                        ======                        ======
   Average number of shares
     outstanding                    44,464,074                    44,111,232
                                    ==========                    ==========

   Fully diluted earnings
     per share                            $.10                          $.12
                                          ====                          ====